[Wisconsin Gas Letterhead]

EXHIBIT 5.1

November 14, 2005

Wisconsin Gas LLC

231 West Michigan Street

P. O. Box 2046

Milwaukee, Wisconsin 53201

Ladies and Gentlemen:

I refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Wisconsin Gas LLC (the “Company”) with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the proposed offering of an additional $15,000,000 aggregate offering price of one or more series of the Company’s unsecured debt securities (each such series being hereinafter referred to as a “Series” or “Series of Securities;” collectively, the “Securities”). The Registration Statement incorporates by reference the contents of the Company’s Registration Statement on Form S-3 (Registration No. 333-107694), which was declared effective by the Commission on August 22, 2003 (the “Original Registration Statement”).

As Assistant Vice President-Legal Services of the Company, I have examined (i) the Registration Statement and the Original Registration Statement, (ii) the Indenture for the Securities (including, as exhibits, forms of Registered Security and Bearer Security thereunder) between the Company and U.S. Bank National Association, as Trustee (the “Indenture”), providing for the issuance of the Securities in one or more Series, pursuant to the terms of one or more resolutions or supplemental indentures creating such Series (“Securities Resolution(s)”), (iii) limited liability company proceedings of the Company relating to the Registration Statement, the Indenture and the Securities, (iv) the Supplemental Certificate of Authority and Order, dated October 27, 2005, of the Public Service Commission of Wisconsin (the “PSCW”), providing authority to issue the Securities, and (v) such other documents and records, and such matters of law, as I have deemed necessary or advisable for the purposes of this opinion.

On the basis of the foregoing, I advise you that, in my opinion:

1. The Company is a limited liability company duly organized and validly existing in the State of Wisconsin.

2. When (a) the Registration Statement shall have become effective under the Securities Act, and the Indenture shall have remained qualified under the Trust Indenture Act of 1939, and (b) in the case of each Series of Securities, (i) the Board of Directors (including any duly authorized committee thereof) or an officer or committee of officers pursuant to Board delegation shall have taken all necessary further action to approve the terms of such Securities and of the related Securities Resolution creating such Securities and to authorize the issuance and sale of such Securities as contemplated in the Registration Statement and the Indenture, (ii) all requisite PSCW approvals and any other necessary regulatory approvals with respect to such Securities shall have been obtained and shall be in effect at the time of the issuance of such Securities, and (iii) the Securities Resolution setting forth the terms of such Securities shall have been duly adopted, or, if in the form of a supplemental indenture, duly executed and delivered by the Company and the Trustee, as the case may be, then, upon the due execution, authentication, issuance and delivery of such Securities against payment therefor in accordance with the Securities Resolution, such regulatory approvals and the Indenture, such Securities will be legally valid and binding obligations of the Company, entitled to the benefits of the Indenture relating to such Securities, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

The opinions expressed herein are limited to the federal law of the United States and the law of the State of Wisconsin.

I consent to (a) the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and (b) the references made to me under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement and in any related prospectus supplement. In giving this consent, I do not admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Sally R. Bentley

Sally R. Bentley

Assistant Vice President-Legal Services

Wisconsin Gas LLC